UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 19, 2004

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following items which the Securities and Exchange Commission may deem to be material definitive agreements.

On October 19, 2004, at a meeting of the Nominating and Executive Compensation Committee of the Board of Directors of the Company, the Committee approved the terms of the 2005 Annual and Long-Term Cash Bonus Award Program which is applicable to key employees of the Company, including the executive officers. Beginning in fiscal year 2003, the Company initiated an annual and long-term cash bonus award program, with an annual component focusing primarily on the attainment of corporate earnings goals for the fiscal year, as well as on the personal performance of each executive, and a long-term component designed to reward consistent growth in earnings performance from year to year. At the October 19th meeting, the Committee approved the program for fiscal year 2005, and also authorized payment of cash bonuses to the executive officers under the terms of the fiscal year 2003 and 2004 programs, which are substantially similar to the terms of the 2005 program.

The annual component of the 2005 program provides that each executive officer has an opportunity to earn from 50% to 165% of his or her individual bonus target (which is a percentage of his or her individual annual base salary) based upon (1) the achievement of targeted increases in the Company’s earnings per share (comprising 70% of the total award), and (2) the executive’s individual performance (comprising 30% of the total award). Target and stretch goals for the Company performance portion were approved by the Committee at the October 19th meeting. The Company performance portion will not, under the program, be paid unless earnings per share for fiscal year 2005 meet or exceed the results for fiscal year 2004, but will ratchet up if higher targets are achieved (with maximum payout upon achievement of a stretch goal). However, for Messrs. McClanathan and Lynch, in order to align their compensation more closely to the success of the individual business units which they direct, 50% of the Company performance portion is based upon Company-wide earnings per share targets, and 50% is based upon operating profit targets for their individual business units.

The individual performance portion for each executive is rated based on a subjective assessment of factors including organizational and management development, technical skills, execution of strategic plans, and overall quality of performance.

The long-term component of the bonus program provides that an opportunity for an additional bonus ranging from 25% to 100% of the individual’s bonus target is created if the Company’s budgeted earnings per share for fiscal year 2005 is met or exceeded during that fiscal year. However, in order to drive consistent earnings growth, payout of the long-term bonus component will occur only if the Company’s actual earnings per share for that fiscal year are met or exceeded during fiscal year 2006. The actual percentage of an individual’s bonus target to be paid as the long-term component will depend upon the Company’s performance in 2006 relative to various targets at or above the initial threshold (which targets will be approved by the Committee at the beginning of fiscal year 2006).

The Committee’s approval of the terms of the 2005 Annual and Long-Term Cash Bonus Award Program shall not be deemed to create an enforceable agreement between the Company and any employee or executive officer, and the Committee retains discretion to reduce or refuse to authorize any awards under the Program despite attainment of any Program objectives. No rights to any awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the Program, following the completion of any fiscal year measurement periods.

On November 2, 2004, at a meeting of its Board of Directors, the Board approved the following adjustment of director compensation, commencing as of January 1, 2005.

As of that date, all directors, other than the Chief Executive Officer, will receive the following fees for serving on the Board or its Committees. The Chief Executive Officer will continue to receive no compensation other than his normal salary from the Company for his service on the Board and its Committees.

Annual Retainer…………………...................……$40,000
Fee for Each Board Meeting…………………………$1,000
Fee for Each Committee Meeting……………………$1,000

The Chairman of the Board and the Chairmen of the Audit Committee and the Nominating and Executive Compensation Committee also will receive an additional annual retainer of $10,000. Directors can elect to have their retainer and meeting fees paid monthly in cash, or defer payment until their resignation from the Board, under the terms of the Energizer Holdings, Inc. Deferred Compensation Plan. Under that Plan, they can defer in the form of stock equivalents under the Energizer Common Stock Unit Fund, which tracks the value of the Company’s Common Stock, they can defer into the Prime Rate Option, under which deferrals are credited with interest at Morgan Guaranty Trust Company of New York’s prime rate, or they can defer into any of the Measurement Fund Options which track the performance of the Vanguard investment funds offered under the Company’s Savings Investment Plan. Deferrals into the Energizer Common Stock Unit Fund during each calendar year are increased by a 33 1/3% match from the Company at the end of that year. Deferrals in the Plan are paid out in a lump sum in cash within 60 days following the director’s termination of service on the Board.

Each newly appointed director will also receive an option to purchase 10,000 shares on the date of his or her appointment to the Board, at the closing price of the Common Stock on that date. Such options, which will be granted under the Company’s 2000 Incentive Stock Plan and have a ten year term, are exercisable at the rate of 20% per year, beginning on the first anniversary of the date of grant. They are exercisable prior to that date upon the director’s death, declaration of total and permanent disability, retirement or resignation from the Board, or upon a change in control of the Company. In addition, commencing with calendar year 2005, each member of the Board will, at the end of each calendar year, be credited with 500 Common Stock equivalents under the terms of the Company’s Deferred Compensation Plan.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: December 7, 2004